Exhibit 4(j) 1 ASSOCIATED BANC-CORP DESCRIPTION OF SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 Description of Common Stock Associated Banc-Corp (“we,” “our,” “us”) has one class of common stock, the Associated Banc- Corp common stock. Of the 250,000,000 shares of our common stock with a par value of $0.01 per share authorized, 153,540,224 shares were outstanding as of December 31, 2020, exclusive of shares held in treasury. The following summary of the material terms and rights of our common stock is not complete. You should refer to the applicable provision of our Amended and Restated Articles of Incorporation, as amended, for a complete statement of the terms and rights of our common stock. Dividend Rights Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of our assets legally available for payment, subject to the rights of holders of our Series C, Series D, Series E and Series F Preferred Stock and any other series of preferred stock that may be designated, issued and outstanding from time to time, if and to the extent so provided under the terms of such series. No share of our common stock is entitled to any preferential treatment with respect to dividends. Voting Rights Each holder of our common stock will be entitled at each shareholders’ meeting, with regard to each matter to be voted on, to cast one vote, in person or by proxy, for each share of our common stock registered in his or her name on our stock transfer books. Subject to the rights, if any, of the holders of any series of preferred stock under their respective certificates of designations and applicable law, all voting rights are vested in the holders of shares of our common stock. Voting rights are not cumulative, which means that holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares will not be able to elect any directors. Rights Upon Liquidation Subject to and to the extent of the rights of holders of any of our preferred stock which may be designated, issued and outstanding from time to time, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock will be entitled to receive all of our assets remaining for distribution to our shareholders, on a pro rata basis. Miscellaneous Shares of our common stock are not convertible into shares of any other class of capital stock. Shares of our common stock are not and will not be entitled to any preemptive or subscription rights. The issued and outstanding shares of our common stock are fully paid and nonassessable. The transfer agent, registrar, and dividend disbursement agent for our common stock shall be named in the applicable prospectus supplement.

2 Description of Preferred Stock Under our Amended and Restated Articles of Incorporation, as amended, our board of directors is authorized, without further shareholder action, to issue up to 750,000 shares of preferred stock, $1.00 par value per share, in one or more series, and to determine the preferences, limitations and relative rights of each series. As of December 31, 2020, there were authorized (i) 65,000 shares of our 6.125% Non- Cumulative Perpetual Preferred Stock, Series C, with a liquidation preference of $1,000 per share, all of which were outstanding, (ii) 100,000 shares of our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, with a liquidation preference of $1,000 per share, 99,458 of which were outstanding, (iii) 100,000 shares of our 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, with a liquidation preference of $1,000 per share, all of which were outstanding and (iv) 100,000 shares of our 5.625% Non- Cumulative Perpetual Preferred Stock, Series F, with a liquidation preference of $1,000 per share, all of which were outstanding. We may amend our Amended and Restated Articles of Incorporation, as amended, to increase the number of authorized shares of preferred stock in a manner permitted by our Amended and Restated Articles of Incorporation and the Wisconsin Business Corporation Law. All of our outstanding shares of preferred stock are represented by depositary shares registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each series of depositary shares is described under “Description of Depositary Shares,” below. Under regulations adopted by the Federal Reserve Board, if the holders of any series of our preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.” In such a case, a holder of 25% or more of the series, or a holder of 5% or more if that holder would also be considered to exercise a “controlling influence” over Associated Banc-Corp, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act of 1956. In addition, (1) any other bank holding company may be required to obtain the prior approval of the Federal Reserve Board to acquire or retain 5% or more of that series, and (2) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series. The following summary is not complete. You should also refer to our Amended and Restated Articles of Incorporation, as amended, and to our Articles of Amendment relating to the series of the preferred stock being offered for the complete terms of that series of preferred stock. 6.125% Non-Cumulative Perpetual Preferred Stock, Series C As of December 31, 2020, there were 65,000 shares of our 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, par value of $1.00 per share, with a liquidation preference of $1,000 per share (the “Series C Preferred Stock” or the “Series C Shares”) issued and outstanding. The depositary is the sole holder of the Series C Preferred Stock, as described under “Depositary Shares Representing the Series C, Series D, Series E and Series F Shares” below, and all references to the holders of the Series C Shares shall mean the depositary. However, the holders of the depositary shares representing the Series C Shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series C Shares, as described under “Depositary Shares Representing the Series C, Series D, Series E and Series F Shares.” This summary of the Series C Preferred Stock does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Series C Preferred Stock. Each holder of Series C Shares is entitled to receive cash dividends when, as and if declared out of assets legally available for payment in respect of the Series C Shares by our Board of Directors or a duly authorized committee of the Board in their sole discretion. Dividends will be non-cumulative. If we

3 do not declare dividends or do not pay dividends in full on the Series C Shares on any date on which dividends are due, then these undeclared and unpaid dividends will not cumulate, accrue or be payable. The Series C Shares have a fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). If we liquidate, dissolve or wind up our business and affairs, holders of Series C Shares will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per Series C Share equal to the liquidation preference per Share plus an amount with respect to dividends as and to the extent described below under “—Liquidation Rights.” The Series C Shares are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our stock or other securities. The Series C Shares are not subject to any sinking fund or any other obligation of us to redeem or repurchase the Series C Shares. Ranking The Series C Shares rank, as to the payment of dividends and the amounts to be paid upon liquidation, dissolution or winding up, senior to our common stock and any other class or series of shares ranking junior to the Series C Shares. The Series C Shares rank equally with our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, our 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, and our 5.625% Non-Cumulative Perpetual Preferred Stock, Series F, and at least equally with any other series of preferred stock ranking equal to the Series C Shares as to payment of dividends or the amounts to be paid upon liquidation, dissolution or winding up, as applicable. During any Dividend Period (as defined below), so long as any Series C Shares remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Series C Shares have been paid, or declared and funds set aside therefor and (b) we are not in default on our obligation to redeem any Series C Shares that have been called for redemption as described below under “Redemption”: • no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and • no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us. On any Dividend Payment Date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the Series C Shares and other equity securities designated as ranking on parity with the Series C Shares as to payment of dividends (“dividend parity stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series C Shares and the dividend parity stock shall be shared: • first ratably by the holders of any such shares, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and • thereafter by the holders of these shares on a pro rata basis. We have agreed, in the Articles of Amendment to our Amended and Restated Articles of Incorporation establishing the terms of the Series C Shares, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Series C Shares.

4 Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series C Shares from time to time out of any funds legally available for such payment, and the Series C Shares shall not be entitled to participate in any such dividend. Dividends General Dividends on the Series C Shares are not mandatory. Holders of Series C Shares, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series C Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, and only out of assets legally available for the payment of dividends under Wisconsin law, non-cumulative cash dividends at a rate per annum equal to 6.125%, applied to the fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). Dividends on the Series C Shares are payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Series C Shares commenced upon (and included) the date of original issuance of the Series C Shares. If additional Series C Shares are issued at a future date, the first Dividend Period for such Series C Shares will commence upon (and include) (i) if the Series C Shares are issued on a Dividend Payment Date, the date on which the Series C Shares were issued and (ii) if the Series C Shares are not issued on a Dividend Payment Date, the most recent Dividend Payment Date preceding the date on which the Series C Shares were issued. Dividends will be paid to holders of record on the 15th calendar date (whether or not a Business Day) before such Dividend Payment Date or such other record date not more than 60 days nor less than 10 days preceding such Dividend Payment Date and fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares are the same as the record dates for the Series C Shares. As used in this section, “Business Day” means each weekday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close. The dividend payable per Series C Share for any Dividend Period is computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, the applicable dividend will be paid on the first Business Day following that day without adjustment. We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums, and dividends on the Series C Shares will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws or regulations applicable thereto, including applicable capital adequacy guidelines. The Federal Reserve Board (including any successor bank regulatory authority that may become our Appropriate Federal Banking Agency, as defined below), is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Wisconsin state laws relating to the payment of dividends.

5 Dividends are Non-Cumulative Dividends on the Series C Shares are non-cumulative. We have no obligation to pay dividends for the corresponding Dividend Period after that Dividend Payment Date or to pay interest with respect to these dividends, whether or not we declare dividends on the Series C Shares for any subsequent Dividend Period. Redemption Optional Redemption The Series C Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. However, the Series C Shares may be redeemed on or after June 15, 2020 (“Optional Redemption”). On that date or on any Dividend Payment Date thereafter, the Series C Shares may be redeemed from time to time, in whole or in part, at our option, subject to the approval of the Appropriate Federal Banking Agency, at the cash redemption price provided below. Dividends will not accrue on those Series C Shares on and after the redemption date. Neither the holders of Series C Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series C Shares. Redemption Following a Regulatory Capital Event We may redeem the Series C Shares at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at our option, subject to the approval of the Federal Reserve or other Appropriate Federal Banking Agency, at the cash redemption price provided below (“Regulatory Event Redemption”). A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series C Shares; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of the Series C Shares; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series C Shares, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the Series C Shares then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Series C Share is outstanding. Dividends will not accrue on those Series C Shares on and after the redemption date. “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to us as defined in Section (3)(q) of the Federal Deposit Insurance Act. Redemption Price The redemption price for any redemption of Series C Shares, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per Series C Share (equivalent to $25 per depositary share) plus (a) in the case of an Optional Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods and accrued but unpaid and undeclared dividends for the then-current Dividend Period to but excluding the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a Dividend Period will not be paid to the holder

6 entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the Dividend Payment Date. Redemption Procedures If Series C Shares are to be redeemed, we will provide notice by first class mail, postage prepaid, addressed to the holders of record of the Series C Shares to be redeemed, mailed not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series C Shares or the depositary shares representing the Series C Shares are held in book-entry form through The Depository Trust Company, or “DTC,” we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Series C Shares designated for redemption will not affect the redemption of any other Series C Shares. Each notice of redemption will include a statement setting forth: • the redemption date; • the number of Series C Shares to be redeemed and, if less than all the Series C Shares held by the holder are to be redeemed, the number of Series C Shares to be redeemed from the holder; • the redemption price; and • the place or places where the Series C Shares are to be surrendered for payment of the redemption price. If notice of redemption of any Series C Shares has been duly given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Series C Shares so called for redemption, then, on and after the redemption date, those Series C Shares will no longer be deemed outstanding and all rights of the holders of those Series C Shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price. In the case of any redemption of only part of the Series C Shares at the time outstanding, the Series C Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions described in this section, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which Series C Shares shall be redeemed from time to time. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series C Shares is subject to prior approval by the Federal Reserve. Any redemption of the Series C Shares is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to the redemption of the Series C Shares. Neither the holders of the Series C Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series C Shares. Liquidation Rights In the event that we liquidate, dissolve or wind up our business and affairs, either voluntarily or involuntarily, holders of Series C Shares will be entitled to receive an amount per Share (the “Series C Total Liquidation Amount”) equal to the fixed liquidation preference of $1,000 per Series C Share (equivalent to $25 per depositary share) plus, the sum of any declared and unpaid dividends for Dividend Periods prior to the dividend period in which the liquidation distribution is made and declared and, if

7 applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. Holders of the Series C Shares will be entitled to receive the Series C Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to the Series C Shares with respect to that distribution. If our assets are not sufficient to pay the Series C Total Liquidation Amount in full to all holders of Series C Shares and all holders of any shares of our stock having the same rank as the Series C Shares with respect to any such distribution, the amounts paid to the holders of Series C Shares and such other shares will be paid pro rata in accordance with the respective Series C Total Liquidation Amount to which those holders are entitled. If the Series C Total Liquidation Amount per Series C Share has been paid in full to all holders of Series C Shares and the liquidation preference of any other shares having the same rank as the Series C Shares has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series C Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences. For purposes of the liquidation rights, neither the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us will constitute a liquidation, dissolution or winding up of our business or affairs. Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series C Shares, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary. Voting Rights The holders of Series C Shares will not have any voting rights and will not be entitled to elect any directors, except as indicated below or otherwise specifically required by law. Each holder of Series C Shares will have one vote per Series C Share (or one vote per 40 depositary shares) on any matter on which holders of Series C Shares are entitled to vote, including any action by written consent. Right to Elect Two Directors Upon Non-Payment of Dividends If and whenever the dividends on the Series C Shares and any other class or series of our stock that ranks on parity with Series C Shares as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”) have not been declared and paid in an aggregate amount equal, as to any such class or series, to at least six quarterly dividends (whether or not consecutive), the authorized number of our directors then constituting our Board of Directors will automatically be increased by two. Holders of Series C Shares, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series C Shares and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our Board of Directors shall at no time have more than two Preferred Stock Directors.

8 At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding Series C Shares and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Series C Shares and voting parity stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of Series C Shares may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding Series C Shares and voting parity stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter. If full dividends have been paid on the Series C Shares and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full then the right of the holders of Series C Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non- payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our Board of Directors will be reduced accordingly. Other Voting Rights So long as any Series C Shares remain outstanding, the affirmative vote of the holders of at least two-thirds of the Series C Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to: • authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series C Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into Series C Shares; or • amend, alter or repeal the provisions of our Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Shares or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any Series C Shares remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series C Shares, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series C Shares or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Series C Shares with respect to payment of dividends (whether such dividends are cumulative or

9 non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Under Wisconsin law, the vote of the holders of a majority of the outstanding Series C Shares, voting as a separate voting group, is required for: • certain amendments to our Amended and Restated Articles of Incorporation impacting the Series C Shares; • the approval of any dividend payable in Series C Shares to holders of shares of another class or series of our stock; • the approval of any proposed share exchange that includes Series C Shares; or • the approval of any plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to our Amended and Restated Articles of Incorporation, would require action on the proposed amendment. Further, in the case of any merger where we are the surviving corporation, the right of holders of the Series C Shares to vote separately as a group on a plan of merger does not apply if: • the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from our articles of incorporation in effect prior to the merger; • each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and • the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately after the merger. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding Series C Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series C Shares to effect the redemption. Depositary, Transfer Agent, Registrar and Paying Agent Equiniti Trust Company is the depositary, transfer agent, registrar and paying agent for the Series C Shares. 5.375% Non-Cumulative Perpetual Preferred Stock, Series D As of December 31, 2020, there were 99,458 shares of our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, par value of $1.00 per share, with a liquidation preference of $1,000 per share (the “Series D Preferred Stock” or the “Series D Shares”) issued and outstanding. The depositary is the sole holder of the Series D Preferred Stock, as described under “Depositary Shares Representing the Series C, Series D, Series E and Series F Shares” below, and all references to the holders of the Series D Shares shall mean the depositary. However, the holders of the depositary shares representing the Series D

10 Shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series D Shares, as described under “Depositary Shares Representing the Series C, Series D, Series E and Series F Shares.” This summary of the Series D Preferred Stock does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Series D Preferred Stock. Each holder of Series D Shares is entitled to receive cash dividends when, as and if declared out of assets legally available for payment in respect of the Series D Shares by our Board of Directors or a duly authorized committee of the Board in their sole discretion. Dividends will be non-cumulative. If we do not declare dividends or do not pay dividends in full on the Series D Shares on any date on which dividends are due, then these undeclared and unpaid dividends will not cumulate, accrue or be payable. The Series D Shares have a fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). If we liquidate, dissolve or wind up our business and affairs, holders of Series D Shares will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per Series D Share equal to the liquidation preference per Share plus an amount with respect to dividends as and to the extent described below under “—Liquidation Rights.” The Series D Shares are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our stock or other securities. The Series D Shares are not subject to any sinking fund or any other obligation of us to redeem or repurchase the Series D Shares. Ranking The Series D Shares rank, as to the payment of dividends and the amounts to be paid upon liquidation, dissolution or winding up, senior to our common stock and any other class or series of shares ranking junior to the Series D Shares. The Series D Shares rank equally with our 6.125% Non- Cumulative Perpetual Preferred Stock, Series C, our 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, and our 5.625% Non-Cumulative Perpetual Preferred Stock, Series F, and at least equally with any other series of preferred stock ranking equal to the Series C Shares as to payment of dividends or the amounts to be paid upon liquidation, dissolution or winding up, as applicable. During any Dividend Period (as defined below), so long as any Series D Shares remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Series D Shares have been paid, or declared and funds set aside therefor and (b) we are not in default on our obligation to redeem any Series D Shares that have been called for redemption as described below under “Redemption”: • no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and • no common stock or other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us. On any Dividend Payment Date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the Series D Shares and other equity securities designated as ranking on parity with the Series D Shares as to payment of dividends (“dividend parity stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series D Shares and the dividend parity stock shall be shared: • first ratably by the holders of any such shares, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion

11 to the respective amounts of the undeclared and unpaid dividends relating to prior Dividend Periods; and • thereafter by the holders of these shares on a pro rata basis. We have agreed, in the Articles of Amendment to our Amended and Restated Articles of Incorporation establishing the terms of the Series D Shares, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Series D Shares. Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series D Shares from time to time out of any funds legally available for such payment, and the Series D Shares shall not be entitled to participate in any such dividend. Dividends General Dividends on the Series D Shares are not mandatory. Holders of Series D Shares, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series D Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, and only out of assets legally available for the payment of dividends under Wisconsin law, non-cumulative cash dividends at a rate per annum equal to 5.375%, applied to the fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). Dividends on the Series D Shares are payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Series D Shares commenced upon (and included) the date of original issuance of the Series D Shares. If additional Series D Shares are issued at a future date, the first Dividend Period for such Series D Shares will commence upon (and include) (i) if the Series D Shares are issued on a Dividend Payment Date, the date on which the Series D Shares were issued and (ii) if the Series D Shares are not issued on a Dividend Payment Date, the most recent Dividend Payment Date preceding the date on which the Series D Shares were issued. Dividends will be paid to holders of record on the 15th calendar date (whether or not a Business Day) before such Dividend Payment Date or such other record date not more than 60 days nor less than 10 days preceding such Dividend Payment Date and fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares are the same as the record dates for the Series D Shares. As used in this section, “Business Day” means each weekday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close. The dividend payable per Series D Share for any Dividend Period is computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, the applicable dividend will be paid on the first Business Day following that day without adjustment. Dividends on shares of the Series D Preferred Stock are not cumulative and are not mandatory. If our Board of Directors (or a duly authorized committee of the Board) does not declare a dividend on the Series D Preferred Stock in respect of a Dividend Period, then no dividend will be deemed to have accrued for such Dividend Period, be payable on the related Dividend Payment Date, or accumulate, and

12 we will have no obligation to pay any dividend accrued for such Dividend Period, whether or not our Board of Directors (or a duly authorized committee of the Board) declares a dividend on the Series D Preferred Stock or any other series of our preferred stock or on our common stock for any future Dividend Period. References to the “accrual” (or similar terms) of dividends herein refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums, and dividends on the Series D Shares will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws or regulations applicable thereto, including applicable capital adequacy rules and regulations. The Federal Reserve Board (including any successor bank regulatory authority that may become our Appropriate Federal Banking Agency, as defined below), is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Wisconsin state laws relating to the payment of dividends. Redemption Optional Redemption The Series D Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. However, the Series D Shares may be redeemed on or after September 15, 2021 (“Optional Redemption”). On that date or on any Dividend Payment Date thereafter, the Series D Shares may be redeemed from time to time, in whole or in part, at our option, subject to the approval of the Appropriate Federal Banking Agency, at the cash redemption price provided below. Dividends will not accrue on those Series D Shares on and after the redemption date. Neither the holders of Series D Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series D Shares. Redemption Following a Regulatory Capital Event We may redeem the Series D Shares at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at our option, subject to the approval of the Federal Reserve or other Appropriate Federal Banking Agency, at the cash redemption price provided below (“Regulatory Event Redemption”). A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series D Shares; (ii) any proposed change in those laws or regulations that is announced after the Issue Date (the “Issue Date”); or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the Issue Date, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference of the Series D Shares then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Series D Share is outstanding. Dividends will not accrue on those Series D Shares on and after the redemption date. “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to us as defined in Section (3)(q) of the Federal Deposit Insurance Act.

13 Redemption Price The redemption price for any redemption of Series D Shares, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per Series D Share (equivalent to $25 per depositary share) plus (a) in the case of an Optional Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods and accrued but unpaid and undeclared dividends for the then-current Dividend Period to but excluding the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a Dividend Period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the Dividend Payment Date. Redemption Procedures If Series D Shares are to be redeemed, we will provide notice by first class mail, postage prepaid, addressed to the holders of record of the Series D Shares to be redeemed, mailed not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series D Shares or the depositary shares representing the Series D Shares are held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Series D Shares designated for redemption will not affect the redemption of any other Series D Shares. Each notice of redemption will include a statement setting forth: • the redemption date; • the number of Series D Shares to be redeemed and, if less than all the Series D Shares held by the holder are to be redeemed, the number of Series D Shares to be redeemed from the holder; • the redemption price; and • the place or places where the Series D Shares are to be surrendered for payment of the redemption price. If notice of redemption of any Series D Shares has been duly given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Series D Shares so called for redemption, then, on and after the redemption date, those Series D Shares will no longer be deemed outstanding and all rights of the holders of those Series D Shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price. In the case of any redemption of only part of the Series D Shares at the time outstanding, the Series D Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions described in this section, the Board of Directors will have the full power and authority to prescribe the terms and conditions upon which Series D Shares shall be redeemed from time to time. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Series D Shares is subject to prior approval by the Federal Reserve. Any redemption of the Series D Shares is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital rules or regulations of the Federal Reserve applicable to the redemption of the Series D Shares.

14 Neither the holders of the Series D Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series D Shares. Liquidation Rights In the event that we liquidate, dissolve or wind up our business and affairs, either voluntarily or involuntarily, holders of Series D Shares will be entitled to receive an amount per Share (the “Series D Total Liquidation Amount”) equal to the fixed liquidation preference of $1,000 per Series D Share (equivalent to $25 per depositary share) plus, the sum of any declared and unpaid dividends for Dividend Periods prior to the dividend period in which the liquidation distribution is made and declared and, if applicable, a pro rata portion of any declared and unpaid dividends for the then-current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution. Holders of the Series D Shares will be entitled to receive the Series D Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to the Series D Shares with respect to that distribution. If our assets are not sufficient to pay the Series D Total Liquidation Amount in full to all holders of Series D Shares and all holders of any shares of our stock having the same rank as the Series D Shares with respect to any such distribution, the amounts paid to the holders of Series D Shares and such other shares will be paid pro rata in accordance with the respective Series D Total Liquidation Amount to which those holders are entitled. If the Series D Total Liquidation Amount per Series D Share has been paid in full to all holders of Series D Shares and the liquidation preference of any other shares having the same rank as the Series D Shares has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series D Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences. For purposes of the liquidation rights, neither the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us will constitute a liquidation, dissolution or winding up of our business or affairs. Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series D Shares, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary. Voting Rights The holders of Series D Shares will not have any voting rights and will not be entitled to elect any directors, except as indicated below or otherwise specifically required by law. Each holder of Series D Shares will have one vote per Series D Share (or one vote per 40 depositary shares) on any matter on which holders of Series D Shares are entitled to vote, including any action by written consent. Under regulations adopted by the Federal Reserve, if the holders of shares of any series of our preferred stock, including the Series D Preferred Stock, become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if the holder otherwise exercises a “controlling influence”) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 5% or

15 more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series. Right to Elect Two Directors upon Non-Payment of Dividends If and whenever the dividends on the Series D Shares and any other class or series of our stock that ranks on parity with Series D Shares as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”) have not been declared and paid (i) in the case of the Series D Shares and any voting parity stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of our directors then constituting our Board of Directors will automatically be increased by two. Holders of Series D Shares, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series D Shares and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our Board of Directors shall at no time have more than two Preferred Stock Directors. At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding Series D Shares and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Series D Shares and voting parity stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of Series D Shares may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding Series D Shares and voting parity stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter. Whenever full dividends have been paid on the Series D Shares and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full then the right of the holders of Series D Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our Board of Directors will be reduced accordingly.

16 Other Voting Rights So long as any Series D Shares remain outstanding, the affirmative vote of the holders of at least two-thirds of the Series D Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to: • authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series D Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into Series D Shares; or • amend, alter or repeal the provisions of our Amended and Restated Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Shares or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any Series D Shares remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series D Shares, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series D Shares or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Series D Shares with respect to payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Under Wisconsin law, the vote of the holders of a majority of the outstanding Series D Shares, voting as a separate voting group, is required for: • certain amendments to our Amended and Restated Articles of Incorporation impacting the Series D Shares; • the approval of any dividend payable in Series D Shares to holders of shares of another class or series of our stock; • the approval of any proposed share exchange that includes Series D Shares; or • the approval of any plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to our Amended and Restated Articles of Incorporation, would require action on the proposed amendment. Further, in the case of any merger where we are the surviving corporation, the right of holders of the Series D Shares to vote separately as a group on a plan of merger does not apply if: • the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from our articles of incorporation in effect prior to the merger; • each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and

17 • the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately after the merger. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding Series D Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series D Shares to effect the redemption. Depositary, Transfer Agent, Registrar and Paying Agent Equiniti Trust Company is the depositary, transfer agent, registrar and paying agent for the Series D Shares. 5.875% Non-Cumulative Perpetual Preferred Stock, Series E As of December 31, 2020, there were 100,000 shares of our 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, par value of $1.00 per share, with a liquidation preference of $1,000 per share (the “Series E Preferred Stock” or the “Series E Shares”) issued and outstanding. The depositary is the sole holder of the Series E Preferred Stock, as described under “Depositary Shares Representing the Series C, Series D, Series E and Series F Shares” below, and all references to the holders of the Series E Shares shall mean the depositary. However, the holders of the depositary shares representing the Series E Shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series E Shares, as described under “Depositary Shares Representing the Series C, Series D, Series E and Series F Shares.” This summary of the Series E Preferred Stock does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Series E Preferred Stock. Each holder of Series E Shares is entitled to receive cash dividends when, as and if declared out of assets legally available for payment in respect of the Series E Shares by our Board of Directors or a duly authorized committee of the Board in their sole discretion. Dividends will be non-cumulative. If we do not declare dividends or do not pay dividends in full on the Series E Shares on any date on which dividends are due, then these undeclared and unpaid dividends will not cumulate, accrue or be payable. The Series E Shares have a fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). If we liquidate, dissolve or wind up our business and affairs, holders of Series E Shares will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per Series E Share equal to the liquidation preference per Share plus an amount with respect to dividends as and to the extent described below under “—Liquidation Rights.” The Series E Shares are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our stock or other securities. The Series E Shares are not subject to any sinking fund or any other obligation of us to redeem or repurchase the Series E Shares. Ranking The Series E Shares rank, as to the payment of dividends and the amounts to be paid upon liquidation, dissolution or winding up, senior to our common stock and any other class or series of shares

18 ranking junior to the Series E Shares. The Series E Shares rank equally with our 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, and our 5.625% Non-Cumulative Perpetual Preferred Stock, Series F, and at least equally with any other series of preferred stock ranking equal to the Series C Shares as to payment of dividends or the amounts to be paid upon liquidation, dissolution or winding up, as applicable. During any Dividend Period (as defined below), so long as any Series E Shares remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Series E Shares have been paid, or declared and funds set aside therefor and (b) we are not in default on our obligation to redeem any Series E Shares that have been called for redemption as described below under “—Redemption”: • no dividend whatsoever may be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and • no common stock or other junior stock may be purchased, redeemed or otherwise acquired for consideration by us. On any Dividend Payment Date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the Series E Shares and other equity securities designated as ranking on parity with the Series E Shares as to payment of dividends (“dividend parity stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series E Shares and the dividend parity stock shall be shared: • first, ratably by the holders of any such shares, if any, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the declared and unpaid dividends and the undeclared and unpaid dividends relating to prior Dividend Periods; and • thereafter by the holders of the Series E Shares and dividend parity stock on a pro rata basis. We have agreed, in the articles of amendment to our amended and restated articles of incorporation establishing the terms of the Series E Shares, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Series E Shares. Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series E Shares from time to time out of any funds legally available for such payment, and the Series E Shares shall not be entitled to participate in any such dividend. Dividends General Dividends on the Series E Shares are not mandatory. Holders of Series E Shares, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series E Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, and only out of assets legally available for the payment of dividends under Wisconsin law, non-cumulative cash dividends at a rate per annum equal to 5.875%, applied to the stated liquidation preference of $1,000 per share (equivalent to $25 per depositary share). Dividends on the Series E Shares are payable quarterly in arrears on the 15th day of March, June,

19 September and December of each year, (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Series E Shares commenced upon (and included) the date of original issuance of the Series E Shares. If additional Series E Shares are issued at a future date, the first Dividend Period for such Series E Shares will commence upon (and include) (i) the date of issue, if issued on a Dividend Payment Date, or (ii) otherwise, the most recent Dividend Payment Date preceding the date of issue of such share. Dividends will be paid to holders of record on the 15th calendar date (whether or not a Business Day) before such Dividend Payment Date or such other record date not more than 60 days nor less than 10 days preceding such Dividend Payment Date and fixed for that purpose by our board of directors or a committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares are the same as the record dates for the Series E Shares. As used in this section, “Business Day” means each weekday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close. The dividend payable per Series E Share for any Dividend Period is computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, the applicable dividend will be paid on the first Business Day following that day without adjustment. Dividends on shares of the Series E Preferred Stock are not cumulative and are not mandatory. If our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series E Preferred Stock in respect of a Dividend Period, then no dividend will be deemed to have accrued for such Dividend Period, be payable on the related Dividend Payment Date, or accumulate, and we will have no obligation to pay any dividend accrued for such Dividend Period, whether or not our board of directors (or a duly authorized committee of the board) declares a dividend on the Series E Preferred Stock or any other series of our preferred stock or on our common stock for any future Dividend Period. References to the “accrual” (or similar terms) of dividends herein refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums, and dividends on the Series E Shares will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws or regulations applicable thereto, including applicable capital adequacy rules and regulations. The Federal Reserve (including any successor bank regulatory authority that may become our Appropriate Federal Banking Agency), as defined below, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Wisconsin state laws relating to the payment of dividends. Redemption Optional Redemption The Series E Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. However, the Series E Shares may be redeemed on or after December 15, 2023 (“Optional Redemption”). On that date or on any Dividend Payment Date thereafter, the Series E Shares may be redeemed from time to time, in whole or in part, at our option, subject to the approval of the Appropriate

20 Federal Banking Agency, at the cash redemption price provided below. Dividends will not accrue on those Series E Shares on and after the redemption date. Neither the holders of Series E Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series E Shares. Redemption Following a Regulatory Capital Event We may redeem the Series E Shares at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at our option, subject to the approval of the Federal Reserve or other Appropriate Federal Banking Agency, at the cash redemption price provided below (“Regulatory Event Redemption”). A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series E Shares (the “Issue Date”); (ii) any proposed change in those laws or regulations that is announced after the Issue Date; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the Issue Date, there is more than an insubstantial risk that we will not be entitled to treat the stated liquidation preference value of the Series E Shares then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Series E Shares is outstanding. Dividends will not accrue on those Series E Shares on and after the redemption date. “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to us as defined in Section (3)(q) of the Federal Deposit Insurance Act. Redemption Price The redemption price for any redemption of Series E Shares, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per Series E Share (equivalent to $25 per depositary share) plus (a) in the case of an Optional Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods to the redemption date, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods and accrued but unpaid and undeclared dividends for the then- current Dividend Period to but excluding the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a Dividend Period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the Dividend Payment Date. Redemption Procedures If Series E Shares are to be redeemed, we will provide notice by first class mail, postage prepaid, addressed to the holders of record of the Series E Shares to be redeemed, mailed not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series E Shares or the depositary shares representing the Series E Shares are held in book-entry form through The Depository Trust Company, or “DTC,” we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of

21 Series E Shares designated for redemption will not affect the redemption of any other Series E Shares. Each notice of redemption will include a statement setting forth: • the redemption date; • the number of Series E Shares to be redeemed and, if less than all the Series E Shares held by the holder are to be redeemed, the number of Series E Shares to be redeemed from the holder; • the redemption price; and • the place or places where the Series E Shares are to be surrendered for payment of the redemption price. If notice of redemption of any Series E Shares has been duly given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Series E Shares so called for redemption, then, on and after the redemption date, those Series E Shares will no longer be deemed outstanding and all rights of the holders of those Series E Shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price. In the case of any redemption of only part of the Series E Shares at the time outstanding, the Series E Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions described in this section, the board of directors will have the full power and authority to prescribe the terms and conditions upon which Series E Shares shall be redeemed from time to time. Under the Federal Reserve’s current risk-based capital rules applicable to bank holding companies, any redemption of the Series E Shares is subject to prior approval by the Federal Reserve. Any redemption of the Series E Shares is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital rules or regulations of the Federal Reserve applicable to the redemption of the Series E Shares. Neither the holders of the Series E Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series E Shares. Liquidation Rights In the event that we liquidate, dissolve or wind up our business and affairs, either voluntarily or involuntarily, holders of Series E Shares will be entitled to receive an amount per Share (the “Series E Total Liquidation Amount”) equal to a stated amount of $1,000 per Series E Share (equivalent to $25 per depositary share) plus (i) the sum of any declared and unpaid dividends for Dividend Periods prior to the dividend period in which the liquidation distribution is made and declared and, (ii) if applicable, a portion of any declared and unpaid dividends for the then-current Dividend Period in which the liquidation distribution is made, pro-rated for the number of days in such Dividend Period prior to the date of such liquidation distribution. Holders of the Series E Shares will be entitled to receive the Series E Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to the Series E Shares with respect to that distribution. If our assets are not sufficient to pay the Series E Total Liquidation Amount in full to all holders of Series E Shares and all holders of any shares of our stock having the same rank as the Series E Shares with respect to any such distribution, the amounts paid to the holders of Series E Shares and such other shares will be paid pro rata in accordance with the respective Series E Total Liquidation Amount to

22 which those holders are entitled. If the Series E Total Liquidation Amount per Series E Share has been paid in full to all holders of Series E Shares and the liquidation preference of any other shares having the same rank as the Series E Shares has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series E Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences. For purposes of the liquidation rights, neither the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us will constitute a liquidation, dissolution or winding up of our business or affairs. Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series E Shares, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary. Voting Rights The holders of Series E Shares will not have any voting rights and will not be entitled to elect any directors, except as indicated below or otherwise specifically required by law. Each holder of Series E Shares will have one vote per Series E Share (or one vote per 40 depositary shares) on any matter on which holders of Series E Shares are entitled to vote, including any action by written consent. Under regulations adopted by the Federal Reserve, if the holders of shares of any series of our preferred stock, including the Series E Shares, become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if the holder otherwise exercises a “controlling influence”) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series. Right to Elect Two Directors Upon Non-Payment of Dividends If and whenever the dividends on the Series E Shares and any other class or series of our stock that ranks on parity with Series E Shares as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”) have not been declared and paid (i) in the case of the Series E Shares and any voting parity stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of our directors then constituting our board of directors will automatically be increased by two. Holders of Series E Shares, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series E Shares and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our

23 securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors. At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding Series E Shares and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Series E Shares and voting parity stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of Series E Shares may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding Series E Shares and voting parity stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter. Whenever full dividends have been paid on the Series E Shares and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of Series E Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly. Other Voting Rights So long as any Series E Shares remain outstanding, the affirmative vote of the holders of at least two-thirds of the Series E Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to: • authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series E Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into Series E Shares; or • amend, alter or repeal the provisions of our amended and restated articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Shares or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any Series E Shares remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series E Shares, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series E Shares or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or

24 issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Series E Shares with respect to payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Under the Wisconsin Business Corporation Law, the vote of the holders of a majority of the outstanding Series E Shares, voting as a separate voting group, is required for: • certain amendments to the articles of incorporation impacting the Series E Shares; • the approval of any dividend payable in Series E Shares to holders of shares of another class or series of our stock; • the approval of any proposed share exchange that includes Series E Shares; or • the approval of any plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to the articles of incorporation, would require shareholder action on the proposed amendment. Further, in the case of any merger where we are the surviving corporation, the right of holders of the Series E Shares to vote separately as a group on a plan of merger does not apply if: • the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from our articles of incorporation as in effect prior to the merger; • each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and • the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately after the merger. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding Series E Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series E Shares to effect the redemption. Depositary, Transfer Agent, Registrar and Paying Agent Equiniti Trust Company is the depositary, transfer agent, registrar and paying agent for the Series E Shares.

25 5.625% Non-Cumulative Perpetual Preferred Stock, Series F As of December 31, 2020, there were 100,000 shares of our 5.625% Non-Cumulative Perpetual Preferred Stock, Series F, par value of $1.00 per share, with a liquidation preference of $1,000 per share (the “Series F Preferred Stock” or the “Series F Shares”) issued and outstanding. The depositary is the sole holder of the Series E Preferred Stock, as described under “Depositary Shares Representing the Series C, Series D, Series E and Series F Shares” below, and all references to the holders of the Series F Shares shall mean the depositary. However, the holders of the depositary shares representing the Series F Shares are entitled, through the depositary, to exercise the rights and preferences of the holders of the Series F Shares, as described under “Depositary Shares Representing the Series C, Series D, Series E and Series F Shares.” This summary of the Series F Preferred Stock does not purport to be complete in all respects. This summary is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, including the Articles of Amendment with respect to the designation of the Series F Preferred Stock. Each holder of Series F Shares is entitled to receive cash dividends when, as and if declared out of assets legally available for payment in respect of the Series F Shares by our Board of Directors or a duly authorized committee of the Board in their sole discretion. Dividends will be non-cumulative. If we do not declare dividends or do not pay dividends in full on the Series F Shares on any date on which dividends are due, then these undeclared and unpaid dividends will not cumulate, accrue or be payable. The Series F Shares have a fixed liquidation preference of $1,000 per share (equivalent to $25 per depositary share). If we liquidate, dissolve or wind up our business and affairs, holders of Series F Shares will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per Series F Share equal to the liquidation preference per Share plus an amount with respect to dividends as and to the extent described below under “—Liquidation Rights.” The Series F Shares are not convertible into, or exchangeable for, shares of our common stock or any other class or series of our stock or other securities. The Series F Shares are not subject to any sinking fund or any other obligation of us to redeem or repurchase the Series F Shares. Ranking The Series F Shares rank, as to the payment of dividends and the amounts to be paid upon liquidation, dissolution or winding up, senior to our common stock and any other class or series of shares ranking junior to the Series F Shares. The Series F Shares rank equally with our 6.125% Non-Cumulative Perpetual Preferred Stock, Series C, our 5.375% Non-Cumulative Perpetual Preferred Stock, Series D, and our 5.875% Non-Cumulative Perpetual Preferred Stock, Series E, and at least equally with any other series of preferred stock ranking equal to the Series C Shares as to payment of dividends or the amounts to be paid upon liquidation, dissolution or winding up, as applicable. During any Dividend Period (as defined below), so long as any Series F Shares remain outstanding, unless (a) the full dividends for the then-current Dividend Period on all outstanding Shares have been paid, or declared and funds set aside therefor and (b) we are not in default on our obligation to redeem any Series F Shares that have been called for redemption as described below under “— Redemption”: • no dividend whatsoever may be paid or declared on our common stock or other junior stock, other than a dividend payable solely in junior stock; and

26 • no common stock or other junior stock may be purchased, redeemed or otherwise acquired for consideration by us. On any Dividend Payment Date (as defined below) for which full dividends are not paid, or declared and funds set aside therefor, upon the Series F Shares and other equity securities designated as ranking on parity with the Series F Shares as to payment of dividends (“dividend parity stock”), all dividends paid or declared for payment on that Dividend Payment Date with respect to the Series F Shares and the dividend parity stock shall be shared: • first, ratably by the holders of any such shares, if any, who have the right to receive dividends with respect to Dividend Periods prior to the then-current Dividend Period, in proportion to the respective amounts of the declared and unpaid dividends and the undeclared and unpaid dividends relating to prior Dividend Periods; and • thereafter by the holders of the Series F Shares and dividend parity stock on a pro rata basis. We have agreed, in the articles of amendment to our amended and restated articles of incorporation establishing the terms of the Series F Shares, not to issue preferred stock having dividend payment dates that are not also Dividend Payment Dates for the Series F Shares. Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series F Shares from time to time out of any funds legally available for such payment, and the Series F Shares shall not be entitled to participate in any such dividend. Dividends General Dividends on the Series F Shares are not mandatory. Holders of Series F Shares, in preference to the holders of our common stock and of any other shares of our stock ranking junior to the Series F Shares as to payment of dividends, will be entitled to receive, only when, as and if declared by our board of directors or a duly authorized committee of the board, and only out of assets legally available for the payment of dividends under Wisconsin law, non-cumulative cash dividends at a rate per annum equal to 5.625%, applied to the stated liquidation preference of $1,000 per share (equivalent to $25 per depositary share). Dividends on the Series F Shares are payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date. A “Dividend Period” means each period commencing on (and including) a Dividend Payment Date and continuing to (but not including) the next succeeding Dividend Payment Date, except that the first Dividend Period for the initial issuance of Series F Shares commenced upon (and included) the date of original issuance of the Series F Shares. If additional Series F Shares are issued at a future date, the first Dividend Period for such Series F Shares will commence upon (and include) (i) the date of issue, if issued on a Dividend Payment Date, or (ii) otherwise, the most recent Dividend Payment Date preceding the date of issue of such share. We will not issue such additional depositary shares unless such shares are fungible for U.S. federal income tax purposes with the Series F Shares. Dividends will be paid to holders of record on the 15th calendar date (whether or not a Business Day) before such Dividend Payment Date or such other record date not more than 60 days nor less than 10 days preceding such Dividend Payment Date and fixed for that purpose by our board of directors or a

27 committee thereof in advance of payment of each particular dividend. The corresponding record dates for the depositary shares are the same as the record dates for the Series F Shares. The dividend payable per Series F Share for any Dividend Period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a Dividend Payment Date is not a Business Day, the applicable dividend will be paid on the first Business Day following that day without adjustment. As used in this section, “Business Day” means each weekday on which banking institutions in the City of New York are not authorized or obligated by law, regulation or executive order to close. Dividends on shares of the Series F Preferred Stock are not cumulative and are not mandatory. If our board of directors (or a duly authorized committee of the board) does not declare a dividend on the Series F Preferred Stock in respect of a Dividend Period, then no dividend will be deemed to have accrued for such Dividend Period, be payable on the related Dividend Payment Date, or accumulate, and we will have no obligation to pay any dividend accrued for such Dividend Period, whether or not our board of directors (or a duly authorized committee of the board) declares a dividend on the Series F Preferred Stock or any other series of our preferred stock or on our common stock for any future Dividend Period. References to the “accrual” (or similar terms) of dividends herein refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared. We are subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums, and dividends on the Series F Shares will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws or regulations applicable thereto, including applicable capital adequacy rules and regulations. The Federal Reserve (including any successor bank regulatory authority that may become our Appropriate Federal Banking Agency), as defined below, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Wisconsin state laws relating to the payment of dividends. Redemption Optional Redemption The Series F Shares are not subject to any mandatory redemption, sinking fund or other similar provisions. However, the Series F Shares may be redeemed on or after September 15, 2025 (“Optional Redemption”). On that date or on any Dividend Payment Date thereafter, the Series F Shares may be redeemed from time to time, in whole or in part, at our option, subject to the approval of the Appropriate Federal Banking Agency, at the cash redemption price provided below. Dividends will not accrue on those Series F Shares on and after the redemption date. Neither the holders of Series F Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series F Shares. Redemption Following a Regulatory Capital Event We may redeem the Series F Shares at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at our option, subject to the approval of the Federal Reserve or other Appropriate Federal Banking Agency, at the cash redemption price provided below (“Regulatory Event Redemption”). A “regulatory capital treatment event” means our good faith determination that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States (including, for

28 the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Series F Shares (the “Issue Date”); (ii) any proposed change in those laws or regulations that is announced after the Issue Date; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the Issue Date, there is more than an insubstantial risk that we will not be entitled to treat the stated liquidation preference value of the Series F Shares then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any Series F Share is outstanding. Dividends will not accrue on those Series F Shares on and after the redemption date. “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to us as defined in Section (3)(q) of the Federal Deposit Insurance Act. Redemption Price The redemption price for any redemption of Series F Shares, whether an Optional Redemption or Regulatory Event Redemption, will be equal to $1,000 per Series F Share (equivalent to $25 per depositary share) plus (a) in the case of an Optional Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods to the redemption date, without accumulation of any undeclared dividends, or (b) in the case of a Regulatory Event Redemption, the sum of any declared and unpaid dividends for any prior Dividend Periods and accrued but unpaid and undeclared dividends for the then- current Dividend Period to but excluding the date of redemption. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a Dividend Period will not be paid to the holder entitled to receive the redemption price on the redemption date, but rather will be paid to the holder of record of the redeemed shares on such dividend record date relating to the Dividend Payment Date. Redemption Procedures If Series F Shares are to be redeemed, we will provide notice by first class mail, postage prepaid, addressed to the holders of record of the Series F Shares to be redeemed, mailed not less than 30 days and not more than 60 days before the date fixed for redemption thereof (provided, however, that if the Series F Shares or the depositary shares representing the Series F Shares are held in book-entry form through The Depository Trust Company, or “DTC,” we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Series F Shares designated for redemption will not affect the redemption of any other Series F Shares. Each notice of redemption will include a statement setting forth: • the redemption date; • the number of Series F Shares to be redeemed and, if less than all the Series F Shares held by the holder are to be redeemed, the number of Series F Shares to be redeemed from the holder; • the redemption price; and • the place or places where the Series F Shares are to be surrendered for payment of the redemption price.

29 If notice of redemption of any Series F Shares has been duly given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any Series F Shares so called for redemption, then, on and after the redemption date, those Series F Shares will no longer be deemed outstanding and all rights of the holders of those Series F Shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price. In the case of any redemption of only part of the Series F Shares at the time outstanding, the Series F Shares to be redeemed will be selected either pro rata or by lot. Subject to the provisions described in this section, the board of directors will have the full power and authority to prescribe the terms and conditions upon which Series F Shares shall be redeemed from time to time. Under the Federal Reserve’s current risk-based capital rules applicable to bank holding companies, any redemption of the Series F Shares is subject to prior approval by the Federal Reserve. Any redemption of the Series F Shares is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital rules or regulations of the Federal Reserve applicable to the redemption of the Series F Shares. Neither the holders of the Series F Shares nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series F Shares. Liquidation Rights In the event that we liquidate, dissolve or wind up our business and affairs, either voluntarily or involuntarily, holders of Series F Shares will be entitled to receive an amount per Share (the “Series F Total Liquidation Amount”) equal to a stated amount of $1,000 per Series F Share (equivalent to $25 per depositary share) plus (i) the sum of any declared and unpaid dividends for Dividend Periods prior to the dividend period in which the liquidation distribution is made and declared and, (ii) if applicable, a portion of any declared and unpaid dividends for the then-current Dividend Period in which the liquidation distribution is made, pro-rated for the number of days in such Dividend Period prior to the date of such liquidation distribution. Holders of the Series F Shares will be entitled to receive the Series F Total Liquidation Amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other class or series of shares ranking junior to the Series F Shares with respect to that distribution. If our assets are not sufficient to pay the Series F Total Liquidation Amount in full to all holders of Series F Shares and all holders of any shares of our stock having the same rank as the Series F Shares with respect to any such distribution, the amounts paid to the holders of Series F Shares and such other shares will be paid pro rata in accordance with the respective Series Total Liquidation Amount to which those holders are entitled. If the Series F Total Liquidation Amount per Series F Share has been paid in full to all holders of Series F Shares and the liquidation preference of any other shares having the same rank as the Series F Shares has been paid in full, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series F Shares will be entitled to receive all of our remaining assets according to their respective rights and preferences. For purposes of the liquidation rights, neither the sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other entity or by another entity with or into us will constitute a liquidation, dissolution or winding up of our business or affairs.

30 Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series F Shares, to participate in the assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary. Voting Rights The holders of Series F Shares will not have any voting rights and will not be entitled to elect any directors, except as indicated below or otherwise specifically required by law. Each holder of Series F Shares will have one vote per Series F Share (or one vote per 40 depositary shares) on any matter on which holders of Series F Shares are entitled to vote, including any action by written consent. Under regulations adopted by the Federal Reserve, if the holders of shares of any series of our preferred stock, including the Series F Shares, become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if the holder otherwise exercises a “controlling influence”) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (i) any other bank holding company may be required to obtain the approval of the Federal Reserve to acquire or retain 5% or more of such series, and (ii) any person other than a bank holding company may be required to file with the Federal Reserve under the Change in Bank Control Act, a federal law, to acquire or retain 10% or more of such series. Right to Elect Two Directors Upon Non-Payment of Dividends If and whenever the dividends on the Series F Shares and any other class or series of our stock that ranks on parity with Series F Shares as to payment of dividends and that has voting rights equivalent to those described in this paragraph (“voting parity stock”) have not been declared and paid (i) in the case of the Series F Shares and any voting parity stock bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalent (whether or not consecutive) or (ii) in the case of voting parity stock bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of our directors then constituting our board of directors will automatically be increased by two. Holders of Series F Shares, together with the holders of all other affected classes and series of voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors (the “Preferred Stock Directors”) at any annual meeting of shareholders or any special meeting of the holders of Series F Shares and any voting parity stock for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In addition, our board of directors shall at no time have more than two Preferred Stock Directors. At any time after this voting power has vested as described above, our Secretary may, and upon the written request of holders of record of at least 20% of the outstanding Series F Shares and voting parity stock (addressed to the Secretary at our principal office) must, call a special meeting of the holders of Series F Shares and voting parity stock for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in our by-laws for a special meeting of the shareholders, which we will provide upon request, or as required by law. If our Secretary is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of

31 Series F Shares may (at our expense) call such meeting, upon notice as provided in this section, and for that purpose will have access to our stock books. The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of our shareholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor will be elected by our board of directors to serve until the next annual meeting of the shareholders upon the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by the vote of the holders of record of a majority of the outstanding Series F Shares and voting parity stock, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter. Whenever full dividends have been paid on the Series F Shares and any non-cumulative voting parity stock for at least one year and all dividends on any cumulative voting parity stock have been paid in full, then the right of the holders of Series F Shares to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting our board of directors will be reduced accordingly. Other Voting Rights So long as any Series F Shares remain outstanding, the affirmative vote of the holders of at least two-thirds of the Series F Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), will be required to: • authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series F Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or reclassify any authorized shares of capital stock into Series F Shares; or • amend, alter or repeal the provisions of our amended and restated articles of incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Shares or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in the second bullet point above, so long as any Series F Shares remain outstanding with the terms thereof materially unchanged or new shares of the surviving corporation or entity are issued with the same terms as the Series F Shares, in each case taking into account that upon the occurrence of this event we may not be the surviving entity, the occurrence of any such event shall not be deemed to materially and adversely affect any right, preference, privilege or voting power of the Series F Shares or the holders thereof, and provided, further, that any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of any other series of common stock or other equity securities ranking on a parity with or junior to the Series F Shares with respect to payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up and any change to the number of directors or number of classes of directors shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Under the Wisconsin Business Corporation Law, the vote of the holders of a majority of the outstanding Series F Shares, voting as a separate voting group, is required for:

32 • certain amendments to the articles of incorporation impacting the Series F Shares; • the approval of any dividend payable in Series F Shares to holders of shares of another class or series of our stock; • the approval of any proposed share exchange that includes Series F Shares; or • the approval of any plan of merger if the plan of merger contains a provision that, if contained in a proposed amendment to the articles of incorporation, would require shareholder action on the proposed amendment. Further, in the case of any merger where we are the surviving corporation, the right of holders of the Series F Shares to vote separately as a group on a plan of merger does not apply if: • the articles of incorporation of the surviving corporation will not differ, with certain exceptions, from our articles of incorporation as in effect prior to the merger; • each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitation, and relative rights, immediately after the merger; and • the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately after the merger. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required, all outstanding Series F Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series F Shares to effect the redemption. Depositary, Transfer Agent, Registrar and Paying Agent Equiniti Trust Company is the depositary, transfer agent, registrar and paying agent for the Series F Shares. Description of Depositary Shares This section describes the general terms and provisions of the depositary shares, which are registered pursuant to Section 12(b) of the Exchange Act. The following summary is not complete. You should read the forms of deposit agreement and depositary receipt relating to a series of preferred stock for additional information. Depositary Shares Representing the Series C, Series D, Series E and Series F Shares As of December 31, 2020, there were 2,600,000 depositary shares outstanding, each representing a 1/40th ownership interest in a Series C Share, issued and outstanding, and 3,978,320 depositary shares outstanding, each representing a 1/40th ownership interest in a Series D Share, issued and outstanding, 4,000,000 depositary shares outstanding, each representing a 1/40th ownership interest in a Series E Share, issued and outstanding, and 4,000,000 depositary shares outstanding, each representing a 1/40th ownership interest in a Series F Share, issued and outstanding. We deposited the underlying Series C Shares and Series D Shares with a depositary, in each case pursuant to a deposit agreement among us,

33 Wells Fargo Bank, N.A. (n/k/a Equiniti Trust Company), acting as depositary, and the holders from time to time of the depositary receipts evidencing the respective depositary shares. We deposited the underlying Series E Shares and Series F Shares with a depositary, in each case pursuant to a deposit agreement among us, Equiniti Trust Company, acting as depositary, and the holders from time to time of the depositary receipts evidencing the respective depositary shares. Subject to the terms of the respective deposit agreements, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a Series C Share, Series D Share, Series E Share, or Series F Share as the case may be, represented by that depositary share, to all the rights and preferences of the Series C Shares, Series D Shares, Series E Shares, or Series F Shares, represented thereby (including dividend, voting, redemption and liquidation rights). This description is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, including our Articles of Amendment with respect to the Series C Shares, the Series D Shares, Series E Shares, and Series F Shares, which have been filed as exhibits to our SEC filings. Dividends and Other Distributions The depositary will distribute all cash dividends or other cash distributions received with respect to the preferred stock to the record holders of depositary shares representing the shares of preferred stock. These distributions will be in proportion to the number of depositary shares owned by the holders on the relevant record date. The depositary will not distribute amounts less than one cent. The depositary will distribute any balance with the next sum received for distribution to record holders of depositary shares. If there is a distribution other than in cash, the depositary will distribute property to the holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares. Redemption of Depositary Shares If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The depositary will mail notice of redemption between 30 to 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s records. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary. After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary. Voting Preferred Stock When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred

34 stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary with regard to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received. We will agree to take all action requested by and deemed necessary by the depositary to enable the depositary to vote the preferred stock in that manner. The depositary will not vote any preferred stock for which it does not receive specific instructions from the holders of the depositary shares relating to such preferred stock, unless otherwise indicated in the applicable prospectus supplement. Amendment and Termination of the Deposit Agreement The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. Any amendment that materially and adversely alters the rights of the existing holders of depositary shares, however, will be effective only if approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if: • all outstanding depositary shares relating to the deposit agreement have been redeemed or reacquired by us; • all preferred stock of the relevant series has been withdrawn; or • there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution, or winding-up of our business and the distribution has been distributed to the holders of the related depositary shares. Charges of Depositary We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility under the deposit agreement. Miscellaneous We will forward to the depositary, for distribution to the holders of depositary shares, all reports and communications that we must furnish to the holders of the preferred stock. If the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement, neither the depositary nor we will be liable. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of duties set forth in the deposit agreement. Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to us and/or the depositary. We and the depositary may rely upon documents believed to be genuine, written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent.

35 Resignation and Removal of Depositary The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S., and it must have a combined capital and surplus of at least $50 million.